EXHIBIT 10.1

PAYMENT DEFERRAL AGREEMENT

This Payment Deferral Agreement ("Agreement") is entered into as of May 18, 2026, by and between:

BioSpring Medical Co., Ltd. ("BioSpring"), and

VitaSpring Biomedical Co., Ltd. ("VitaSpring").

1. Outstanding Balance

The parties acknowledge that, as of the date of this Agreement, VitaSpring owes BioSpring approximately USD 2,411,000 arising from prior purchases of products and related business transactions.

2. Payment Deferral

BioSpring agrees that it will not demand immediate repayment of the outstanding balance and agrees to defer collection efforts for a period of twenty-four (24) months from the effective date of this Agreement.

3. Repayment Understanding

The parties understand and agree that VitaSpring intends to begin repayment of the outstanding balance after its business and operating condition improves. The repayment schedule and timing may be mutually discussed and agreed upon by the parties at a later date.

4. lnterest

No interest shall accrue on the outstanding balance during the deferral period unless otherwise agreed by the parties in writing.

5. Nature of Obligation

This Agreement does not extinguish or forgive the outstanding balance, which shall remain payable by VitaSpring to BioSpring.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Signature Page Follows]

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BioSpring Medical Co., Ltd.

Name: Title:

Date: May 18, 2026

VitaSpring Biomedical Co., Ltd.

By:	/s/ Dr. Ssu-Chuan Lai

Name: Dr. Ssu-Chuan Lai

Title: Chief Executive Officer

Date: May 18, 2026

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